Exhibit 99.1

PERRY ELLIS INTERNATIONAL NAMES DAVID RATTNER AS CHIEF FINANCIAL OFFICER

MIAMI, February 6, 2017 — Perry Ellis International, Inc. (NASDAQ:PERY) announced today the appointment of David Rattner as Chief Financial Officer of Perry Ellis International, Inc., reporting to Oscar Feldenkreis, CEO & President of Perry Ellis International. David brings over 20 years of financial experience from Elizabeth Arden, most recently serving as VP Finance and Corporate Controller. Anita Britt announced her retirement from the company effective March 31, 2017 and will ensure the transition of the CFO office is seamless.

“We are pleased to welcome David to Perry Ellis International and expect his breadth of experience will be a critical element as we enter the growth mode of our 5 point growth and profitability plan,” commented Oscar Feldenkreis. “We thank Anita for her eight years of contributions at Perry Ellis. She has been instrumental in assisting Perry Ellis to drive gross margin expansion, expense savings and inventory turns. Anita has built a solid finance team and with her help we anticipate a smooth transition over the next few months.”

Anita Britt stated, “I am proud of my time at Perry Ellis and feel fortunate to have worked with George and Oscar Feldenkreis and the entire organization. Perry Ellis is a unique company with powerful brands and a strong operating platform. I look forward to supporting David in his new role and to ensure a smooth transition.”

“I am thrilled to join the talented Perry Ellis team and believe the potential for growth and value creation is tremendous,” said Mr. Rattner. “These are both exciting and challenging times in the apparel industry, which present real opportunities for a company like Perry Ellis, with its strong portfolio of brands and its focus on delivering innovative retail experience to its customers and consumers.”

Mr. Rattner holds a B.S. in accounting from the University of Florida and is a certified public accountant.

For more information about Perry Ellis International, Inc. and the company’s entire portfolio of brands, please visit. www.PERY.com.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” “target,” or “will” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, including, but not limited to these caused by port disruptions, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, the impact to our business resulting from the United Kingdom’s referendum vote to exit the European Union and the uncertainty surrounding the terms and conditions of such a withdrawal, as well as the related impact to global stock markets and currency exchange rates; possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise.

Contact:

Allison Malkin, ICR

203-682-8225